SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6[e][2])

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BERKSHIRE HATHAWAY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined.)
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, NE 68131

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SATURDAY, MAY 2, 2020

The following Notice relates to the proxy statement (the “Proxy Statement”) of Berkshire Hathaway Inc. (the “Company”), dated March 13, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Saturday, May 2, 2020. This Supplement is being filed with the Securities and Exchange Commission and was made available to shareholders and others by means of a press release that was also posted on the Company’s website on March 13, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

BERKSHIRE HATHAWAY INC.

ADDITIONAL ANNUAL MEETING INFORMATION

March 13, 2020

To the Shareholders of Berkshire Hathaway Inc.:

Events have moved very fast since Berkshire issued its annual report on February 22.

The annual meeting will be held at 3:45 p.m. on May 2nd as scheduled. However, we will not be able to allow shareholders to physically attend the meeting, and all special events are canceled.

I very much regret this action; for many decades the annual meeting has been a high point of the year for me and my partner, Charlie Munger.

It is now clear, however, that large gatherings can pose a health threat to the participants and the greater community. We won’t ask this of our employees and we won’t expose Omaha to the possibility of becoming a “hot spot” in the current pandemic. Therefore, we will limit attendance to me, possibly Charlie, and several Berkshire employees who will deliver proxy votes.

It’s possible that one or more of the journalists that we listed on page A-2 of the 2019 annual report will be present to ask some of the questions submitted to them. We are deferring a decision on this matter, but encourage you to continue to send your questions to them.

Yahoo has confirmed that it will stream the meeting. They have provided great coverage in the past, and you can watch what takes place in Omaha from your armchair.

Charlie and I will miss you, but we will see many thousands of you next year.

Thanks for your understanding,

Warren E. Buffett

IMPORTANT NOTICE REGARDING THE SHAREHOLDER MEETING TO BE HELD ON MAY 2, 2020.

To view the live webcast of the meeting, visit https://finance.yahoo.com/brklivestream.